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Exhibit 10(d)

                            OGLEBAY NORTON COMPANY

                         1999 LONG-TERM INCENTIVE PLAN


1.   Purpose

     The purpose of the Oglebay Norton Company 1999 Long-Term Incentive Plan is to provide certain employees of Oglebay Norton Company and its subsidiaries with incentive compensation based on the achievement of financial, business and other performance criteria. To achieve this purpose, the Plan provides for the authority to grant Awards payable in Shares, in cash, or in a combination of Shares and cash.

2.   Definitions

     As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Award" - A grant of Stock Options or a Cash Incentive Payment Award under this Plan.

     (b) "Board of Directors" - The Board of Directors of the Company.

     (c) "Cash Incentive Payment Award" - This term has the meaning given to it in Section 6(a)(iv).

     (d) "Change in Control" - A "Change of Control" will be deemed to occur if at any time after the date of the adoption of this Plan:

          (i) A report is filed with the Securities and Exchange Commission (the "SEC") on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any "person" (as the term "person" is defined in Section 13(d) or Section 14(d)(2) of the Exchange Act) is or has become a beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

          (ii) The Company files a report or proxy statement with the SEC pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 6(e) of Schedule 14A thereunder that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction;

          (iii) The Company is merged or consolidated with another corporation and, as a result thereof, securities representing less than fifty percent (50%) of the combined voting power of the surviving or resulting corporation's securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation
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     becomes a wholly-owned subsidiary of the parent corporation) are owned in the aggregate by holders of the Company's securities immediately prior to such merger or consolidation;

          (iv) All or substantially all of the assets of the Company are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or

          (v) During any period of twenty-four (24) consecutive months, individuals who were Directors of the Company at the beginning of such period cease to constitute at least a majority of the Company's Board unless the election, or nomination for election by the Company's shareholders, of more than one-half of any new Directors of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of such twenty-four (24) month period.

     (e) "Code" - The Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.

     (f) "Committee" - The Compensation, Organization and Governance Committee of the Board of Directors, or any other committee of the Board of Directors that the Board of Directors authorizes to administer this Plan.

     (g)  "Company" - Oglebay Norton Company, an Ohio corporation.

     (h) "Covered Employees" - An officer of the Company or a Subsidiary whose compensation is subject to the $1,000,000 limit on deductibility under Section 162(m) of the Code, or any provision that supersedes or replaces Section 162(m) of the Code, as amended from time to time.

     (i) "Exchange Act" - Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.

     (j) "Participant" - Any person to whom an Award has been granted under this Plan.

     (k) "Performance Criteria" - This term has the meaning given to it in
Section 7(b).

     (l) "Performance Goal" - This term has the meaning given to it in Section 7(a).

     (m) "Rule 16b-3" - Rule 16b-3 under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.

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     (n) "Shares" - Common Shares of the Company or any equity securities or securities of the Company that are issued in substitution or exchange therefor in a recapitalization of the Company.

     (o) "Stock Option" - This term has the meaning given to it in Section 6(a)(i).

     (p) "Subsidiary" - A corporation, limited liability company, business trust, partnership, joint venture, or other organization of which securities having a majority of the voting power are owned, directly or indirectly, by the Company.

3.   Eligibility

     All key employees of the Company and its Subsidiaries shall be eligible to receive Awards.

4.   Administration

     (a) Committee. Subject to Sections 4(b) and 4(c), this Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to: (i) select the eligible employees who will receive Awards, (ii) determine the number and types of Awards to be granted, (iii) determine the terms, conditions, vesting periods, and restrictions applicable to the Awards, (iv) establish Performance Goals for performance-based Awards, (v) prescribe the forms of any notices, agreements, or other instruments relating to the Awards, (vi) grant the Awards, (vii) adopt, alter, and repeal rules governing this Plan, (viii) interpret the terms and provisions of the Plan and any Awards granted under this Plan, and (ix) otherwise supervise the administration of this Plan. All decisions by the Committee will be made with the approval of not less than a majority of its members.

     (b) Awards Subject to Section 16(b) of the Exchange Act. Notwithstanding the provisions of Section 4(a), if any member of the Committee does not qualify as a "Non-Employee Director" within the meaning of Rule 16b-3, the "Committee" will, for purposes of making any Award that (i) constitutes a "purchase of securities within the meaning of Section 16(b) of the Exchange Act and (ii) does not otherwise qualify for an exemption under Rule 16b-3, be deemed to consist only of those members of the Committee who qualify as such Non-Employee Directors.

     (c) Awards Subject to Section 162(m) of the Code. Notwithstanding the provisions of Section 4(b), if any member of the Committee does not qualify as an "outside director" within the meaning of Section 162(m) of the Code, the "Committee" will, for purposes of making and performance-based Awards to Covered Employees, be deemed to consist only of those members who qualify as such outside directors.

     (d) Delegation. The Committee may delegate any of its authority to any other person or persons that it deems appropriate, provided the delegation does not (i) cause this Plan, or any

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Awards granted under this Plan, to fail to qualify for the exemption provided by
Rule 16b-3 or (ii) result in a reduction in the amount of compensation associated with any Award that is deductible for federal income tax purposes under Section 162(m) of the Code..

     (e) Decisions Final. All decisions by the Committee, and by any other person or persons to whom the Committee has delegated authority, will be final and binding on all persons.

     (f) Expenses. The expenses of the administration of the Plan shall be borne by the Company.

5.   Shares Available Under Plan; Limitations.

     (a) Maximum Aggregate Number of Shares. Subject to Sections 5(c) and 5(d), the total number of Shares subject to Awards granted in any fiscal year of the Company may not exceed one and one half percent (1-1/2%) of the number of Shares outstanding at the beginning of the fiscal year. Shares delivered under this Plan may consist of authorized and unissued shares, treasury shares, or shares to be purchased by the Company, as determined by the Committee. The maximum number of Shares authorized with respect to Awards under the Plan, subject to adjustment in accordance with Section 5(d), shall be three hundred thousand (300,000).

     (b) Maximum Number of Shares for Each Participant. Subject to Sections 5(c) and 5(d), the number of Shares subject to Awards granted to any Participant may not exceed three hundred thousand (300,000) Shares in any fiscal year of the Company.

     (c) Charging of Shares. Shares subject to an Award that is forfeited, terminated, canceled, or surrendered without having been exercised (other than Shares subject to an Award that is surrendered in payment of the exercise price of a Stock Option or in payment of taxes associated with an Award) will again be available for grant under this Plan, without reducing the number of Shares that may be subject to Awards or that are available for the grant of Awards in any fiscal year. The assumption of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the number of Shares available for the grant of Awards under this Plan.

     (d) Adjustment Relating to Stock Options. In the event of any change in the Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, distribution to shareholders (other than normal cash dividends), or rights offering or similar sale of Shares for less than their fair market value at the time of sale, the Committee will adjust the number and class of shares that may be issued under this Plan, the number and class of shares that may be issued to any Participant in any fiscal year, the number and class of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and any value determinations applicable to outstanding Awards.

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     (e) Adjustment of Cash Incentive Payment Awards.  In its sole discretion, the Committee may, but is not required to, make an adjustment in a Participant's Cash Incentive Payment Award to take into account: (i) aggregate out-of-pocket purchase price amounts which were paid for all acquisitions and investments closed in the applicable performance period and were not already taken into account in the Participant's Performance Criteria for such period; (ii) the effect of any major change in U.S. accounting principles in the applicable performance period; and/or (iii) the effect of any major reorganization within the Company during the applicable performance period; provided, however, that in no event shall any such revision result in the increase in a Cash Incentive Payment Award if such Award is intended to qualify as performance-based compensation under Section 162(m) of the Code.

6.   Types of Awards.  Awards may include the following:

     (a) Stock Option - A right to purchase a specified number of Shares, during a specified period, and at a specified exercise price, all as determined by the Committee.

     (b) Cash Incentive Payment Award - An Award consisting of a Cash Incentive Payment that is payable in cash and is contingent upon the achievement of Performance Goals established by the Committee. Cash Incentive Payment Awards are determined in accordance with the following formula approved by the Committee: Each Participant to whom a Cash Incentive Payment Award is granted is paid a base salary designed to be competitive in the marketplace, with the salary level determined by the Committee. The amount of the Cash Incentive Payment Award is then determined based on the performance of the Company and its business units in relation to targeted cumulative earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings per share ("EPS") performance measures for the four-year period from 1999 through 2002, as determined in advance by the Committee. The EBITDA performance measure begins to generate a payout when EBITDA growth exceeds 5% annually, and the EPS performance measure begins to generate a payout when eighty percent of targeted cumulative EPS is achieved for the four-year period. A "pool" is generated by these measures from which distributions are to be paid to the Participants granted such Awards. Payouts are determined from a table created in 1998 by the Committee reflecting the then competitive long-term incentive compensation at each such Participant's base salary level. No amounts are payable if the target EBITDA and EPS amounts are not met. The Committee shall not have discretion to increase the amount otherwise payable pursuant to a Cash Incentive Payment Award upon attainment of Performance Goals.

7.   Performance-Based Awards under Section 162(m) of the Code

     (a) Selection of Participants and Establishment of Performance Goals. The Committee will determine the period of time during which any Award that is performance-based for purposes of Section 162(m) of the Code may be earned. The Committee will also establish, not later than 90 days after the commencement of the award period (or such earlier or later date as may be the applicable deadline for the Award to be performance-based for purposes of Section

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162(m) of the Code), one or more performance objectives ("Performance Goals") to be met by the Company, or by one or more of its Subsidiaries or other business units, as a condition to the payment of the Award. The Performance Goals may, in the discretion of the Committee, include a range of performance objectives (such as minimum, middle, and maximum objectives) the achievement of which will entitle Participants to receive different amounts of compensation.

     (b) Performance Criteria. The Performance Goals will be based on one or more of the following criteria ("Performance Criteria"): sales, earnings, earnings per Share, return on equity, completion of acquisitions or other projects, and market price per Share. These Performance Criteria may be measured before or after taxes, interest, depreciation, amortization, discontinued operations, affect of accounting changes, acquisition expenses, restructuring expenses, non-operating items, or usual charges, as determined by the Committee at the time the Performance Goals are established.

8.   Deferral of Payment

     The Committee may, in its discretion, permit Participants to defer the payment of some or all of the Shares or cash subject to their Awards, as well as other compensation or fees, in accordance with procedures established by the committee to assure that the recognition of taxable income is deferred under the Code.

9.   Manner of Payment of Exercise Price

     The exercise price of a Stock Option may be paid in cash, by the transfer of Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan, including loans by that Company.

10.  Taxes Associated with Award

     Prior to the payment of an Award, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award in cash, by the transfer of Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods.

11.  Termination of Employment

     If the employment of a Participant terminates for any reason, all unexercised, deferred, and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee.

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12.  Termination of Awards under Certain Conditions

     The Committee may cancel any unexpired, unpaid, or deferred Award at any time if the Participant is not in compliance with all applicable provisions of this Plan or with the terms or conditions of the Award or if the Participant, without the prior written consent of the Company, engages in any of the following activities:

          (i) Renders services to an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company.

          (ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company's business, any confidential information or material relating to the Company, whether acquired by the Participant during or after employment with the Company.

          The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and with the terms and conditions of the Award and has not engaged in any activities referred to in clauses (i) and (ii) above.

13.  Change in Control; Acquisition of the Company

     (a) Change in Control. In the event of a Change in Control of the Company, unless otherwise determined by the Committee, (i) all Stock Options then outstanding will become fully exercisable as of the date of the Change in Control and (ii) all Cash Incentive Payment Awards will be deemed to have been earned to the extent determined by the Committee.

     (b) Acquisition of the Company. With respect to Stock Options, in the event of an acquisition of the Company in which the holders of Shares receive other securities or cash in exchange for their Shares, the Committee may, in its discretion, arrange for (1) the grant by the acquirer of substitute Stock Options that entitle Participants to receive, in lieu of the Shares they otherwise would be entitled to receive, the securities or cash for which the Shares would have been exchanged in the acquisition or (2) the cancellation of the Stock Options in consideration of the securities or cash for which the Shares would have been exchanged in the acquisition, net of any exercise price.

14.  Amendment or Suspension of this Plan; Amendment of Outstanding Awards

     (a) Amendment or Suspension of this Plan. The Board of Directors may amend or suspend this Plan at any time. Shareholder approval for any such amendment will be required only to the extent necessary to preserve the deductibility of compensation associated with any Award for federal income tax purposes under
Section 162(m) of the Code or to the extent required by applicable rules of any stock exchange.

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     (b) Amendment of Outstanding Awards.  The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may, except as provided in Section 13(b), impair the rights of any Participant without his or her consent. The Committee may, in whole or in part, waive any restriction or conditions applicable to, or accelerate the vesting of, any Award.

15.  No Trust

     Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participant. To the extent that the Participant acquires a right to receive payments from the Company in respect of any Award, such rights shall be no greater than the right of any unsecured general creditor of the Company.

16.  Nonassignability

     Unless otherwise determined by the Committee, (i) no Award granted under this Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relates order and (ii) an Award granted under this Plan may be exercised, during the Participant's lifetime, only by the Participant or by the Participant's guardian or legal representative.

17.  Governing Law

     The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities law of the United States, be governed by the law of the State of Ohio.

18.  Rights of Employees

     Nothing in this Plan will confer upon any Participant the right to continued employment by the Company or any of its Subsidiaries or limit in any way the Company's or a Subsidiary's right to terminate any Participant's employment at will.

19.  Effective and Termination Dates

     (a) Effective Date. This Plan will become effective on the date it is approved by the holders of a majority of the Shares then outstanding, but with effect from January 1, 1999.

     (b) Termination Date. This Plan will continue in effect until terminated by the Board of Directors.

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